U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BINGOGOLD COM INC.
 (Name of Small Business Issuer in its charter)

    Nevada                        454390                  87-0542172
(State or Jurisdiction     (Primary Standard            (I.R.S. Employer
of Incorporation or            Industrial                Identification
Organization)               Classification Code             Number)
                               Number)

543 Granville Street, Suite 303, Vancouver, BC  V6C 1XB
(Address and telephone number of Registrant's principal executive offices and principal place of business)

Shawn F. Hackman, Esq., 3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102; (702) 732-2253
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to
register additional
securities for an offering
pursuant to Rule 462(b)
under the Securities Act,
please check the following
box and list the
Securities Act
registration number of the
earlier effective
registration statement for
the same offering.
?
If this Form is a post-
effective amendment filed
pursuant to Rule 462(c)
under the Securities Act,
check the following box
and list the Securities
Act registration statement
number of the earlier
effective registration
statement for the same
offering.
?
If this Form is a post-
effective amendment filed
pursuant to Rule 462(d)
under the Securities Act,
check the following box
and list the Securities
Act registration statement
number of the earlier
effective registration
statement for the same
offering.
?
If the delivery of the
prospectus is expected to
be made pursuant to Rule
434, check the following
box.
?


CALCULATION OF REGISTRATION FEE

Title of	  Amount		   Proposed	  Proposed	   Amount of
each 		    to be		    maximum    maximum     registration
class		    registered	offering 	 aggregate   fee
of 		   			price      per	       offering
securities	   			     unit	      price
to be
registered

Common	   7,666,667	  $.10(1)	    766,667  	  $264.00


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1) Shares already outstanding, price estimated solely for purpose of calculating registration fee.

PART I.  INFORMATION REQUIRED IN PROSPECTUS


PROSPECTUS
BINGOGOLD.COM, INC.
7,666,667Shares
Common Stock


BINGOGOLD.COM, INC. a Nevada corporation ("Company"), is hereby registering 7,666,667 shares of its $.001 par value common stock
("Shares")

The Shares registered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors" on page
8).

The Securities and Exchange Commission, or any State
Securities Commission, has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense


Information contained herein is subject to completion or amendment.
The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to Completion, Dated _______________, 1999

The shares being offered by Bingogold.com, Inc. are subject to prior sale, acceptance of the subscriptions by Bingogold.com, Inc., and approval of certain legal matters by counsel to Bingogold.com, Inc.
This prospectus is not an offer to sell or a solicitation to buy the securities offered. It is unlawful to make such an offer or solicitation.


     The delivery of this prospectus, nor a sale of the mentioned securities shall create an implication that there has been no change in the information in this prospectus. If a material change does occur, however, this prospectus will be amended or supplemented accordingly for all existing shareholders and prospective investors.

     This prospectus does not intentionally contain a false statement or material fact, nor does it intentionally omit a material fact. No person or entity has been authorized by Bingogold.com, Inc. .to give any information or make a representation, warranty, covenant, or agreement which is not expressly provided for or continued in this prospectus. Any such information that is given should not be relied upon as having been authorized.

     This company is not a reporting company. Upon written or oral request, any person who receives a prospectus will have an opportunity to meet with representatives of Bingogold.com, Inc.. to verify any of the information included in the prospectus and to obtain additional information. Such a person shall also, upon written or oral request, receive a copy of any information that is incorporated by reference in the prospectus and the address (including title or department) and telephone number. Such information shall be provided without charge.

     All offerees and subscribers will be asked to acknowledge in the subscription agreement that they have read this prospectus carefully and thoroughly, they were given the opportunity to obtain additional information; and they did so to their
(1) satisfaction.



TABLE OF CONTENTS


PAGE

PROSPECTUS SUMMARY	                                      1
RISK FACTORS	                                            2
USE OF PROCEEDS	                                         3
DETERMINATION OF OFFERING PRICE	                         4
DILUTION	                                                5
PLAN OF DISTRIBUTION	                                    6
LEGAL PROCEEDINGS	                                       7
	DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS	                                     8
	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT	                                          9
DESCRIPTION OF SECURITIES	                               10
INTEREST OF NAMED EXPERTS AND COUNSEL	                   11
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES	                          12
ORGANIZATION WITHIN LAST FIVE YEARS	                     13
DESCRIPTION OF BUSINESS	                                 14
PLAN OF OPERATION                                       	15
DESCRIPTION OF PROPERTY	                                 16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	          17
	MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS	                                     18
EXECUTIVE COMPENSATION	                                  19
FINANCIAL STATEMENTS	                                    20
	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE	                  21

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

The Company

Industry/Marketing Overview

 One of the fastest growing segments of the Internet continues to be the Entertainment Industry. By providing high quality, innovative games in addition to content, tied in with a strong Loyalty Program, the Company intends to attract and retain Members.

 Combining the strong Loyalty Program with a Permission E-Mail program Gameweaver believes that it may strengthen even further the relationship that it builds with Members in addition to strengthening the quality of service that it provides to its advertisers and sponsors. A recent study by LMT Strategies found that more than half of the e-mail users feel positively about permission marketing and that nearly three quarters of users respond to permission e-mail with some frequency. Additionally, it was found that Permission E-Mail marketing was five times more cost effective than direct mail and 20 times more effective than Web banners. Furthermore, the study found that properly constructed Permission E-Mail campaigns increased loyalty amongst recipients.

 Online Direct Marketing

 Various forms of online direct marketing to generate sales of products or services are engaged in by business operating in the electronic commerce market place. Direct marketing is advertising that is intended to generate a specific response or action from a targeted group of consumers. Examples of traditional forms of direct marketing include catalog mailings, magazine inserts and telecasters. According to the Direct Marketing Association, 1998 direct marketing advertising commitments to totaled $163 billion in the United States alone. E-Mail and web-based promotion are the typical forms of online direct marketing. The particular attraction of online direct marketing to advertisers is that they can use tools that are not available in traditional media, such as measurements of click-through rates and one-click response to email offers. These tools provide the advertisers with near immediate feedback regarding their marketing campaigns, permitting them to tailor new messages and targeted offers.

 Corporate Objectives and Strategy

 The Company objective is to become a leading provider of online direct marketing and loyalty programs, establishing a niche, providing high quality entertainment in the form of unique games and gaming to create site loyalty, coupled with a point system to enhance the loyalty of the sites, reinforcing visitors to return to the site. The Company's strategy is to acquire and/or license additional unique games to enhance the uniqueness and quality of this entertainment and content of the sites while integrating targeted email; and web-based direct marketing offers with online loyalty programs to create valuable benefits for both our consumer members and our business partners. Using this strategy provides the consumers the opportunity to earn rewards by playing, participating and responding to online offers and providing business with online customer acquisition and retention tools.


Liquidity of Investment

Although the Shares will be "free trading," there is a limited established market for the Shares currently traded on the OTC:BB. The market may remain limited in the future. Therefore, an investor should consider his investment to be long-term. See "Risk Factors, page 8."

Risk Factors

An investment in the company involved risks due in part to no previous operating history of Company, as well as competition in this field of business. Also, certain potential conflicts of interest arise due to the relationship of the Company to management and others. See "Risk Factors, page 8."



RISK FACTORS

The securities offered hereby are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

	This prospectus and other reports and statements filed by the company from time to time with the commission (collectively, "commission filings") contain or may contain forward-looking statements, such as statements regarding the company's growth strategy and anticipated trends in the industries and economies in which the company operates. These forward-looking statements are based on the company's current expectations and are subject to a number of risks, uncertainties and assumptions relating to the company's operations and results of operations, competitive factors, shifts in market demand, and other risks and uncertainties, including in addition to those described below and elsewhere in this prospectus or any commission filing, uncertainties with respect to changes or developments in social, business, economic, industry, market, legal and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including the company's contractors, customers, suppliers, competitors, stockholders, legislative, regulatory and judicial and other governmental authorities. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from results expressed or implied in any forward-looking statements made by the company in this prospectus or any commission filing. The company does not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances. in addition to the other information contained in this prospectus, prospective investors should carefully consider the following risk factors in evaluating the company and its business before participating in the exchange offer.





Effects of the economy on the company's internet business

      The Company's business is impacted by the economic factors which affect the internet industry. When such factors adversely affect the internet industry, they tend to reduce the overall demand for internet sites and products. There can be no assurance that economic and other factors which may affect the internet industry will not have an adverse impact on the Company's business, financial condition or results of operations.


Government regulation

      The internet industry is highly regulated in the United States by the FCC and in other country by similar agencies. Further, there can be no assurance that new and more stringent government regulations will not be adopted in the future or that any such new regulations, if enacted, would not have a material adverse effect on the Company's business, financial condition or results of operations.


Fluctuations in operating results

      The Company's operating results are affected by many factors, including the timing of orders from large customers, the timing of expenditures to purchase inventory in anticipation of future sales, the timing of bulk inventory purchases. A large portion of the Company's operating expenses are relatively fixed. Since the Company typically does not obtain long-term purchase orders or commitments from its customers, it must anticipate the future volume of orders based upon the historic purchasing patterns of its customers and upon its discussions with its customers as to their future requirements. Cancellations, reductions or delays in orders by a customer or group of customers could have a material adverse effect on the Company's business, financial condition or results of operations.


 Reliance On Executive Officers And Key Employees

      The continued success of the Company is dependent to a significant Degree upon the services of its executive officers and upon the Company's ability to attract and retain qualified personnel experienced in the various phases of the Company's business. The ability of the Company to operate successfully could be jeopardized if one or more of its executive officers were unavailable and capable successors were not found.
 The Company does not maintain "key person" life insurance on the lives of its executive officers. See "Management."


Competition

      The markets for the Company's product and services are extremely competitive, and the Company faces competition from a number of sources. Certain of the Company's competitors have substantially greater financial and other resources than the Company. There can be no assurance that competitive pressures will not materially and adversely affect the Company's business, financial condition or results of operations. See "Business--Competition."


 Absence Of A Public Market For The Shares

      The New Shares will constitute a new issue of securities with no established trading market. Accordingly, no assurance can be given that an active public or other market will develop for the New Shares or as to the liquidity of or the trading market for the New Shares. If a trading market does not develop or is not maintained, holders of the New Shares may experience difficulty in reselling the New Shares or may be unable to sell them at all. If a market for the New Shares develops, any such market may be discontinued at any time.

      If a public trading market develops for the New Shares, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations and the  market for similar securities.

 .
Limited Prior Operations and Experience.

The Company is newly reorganized, has only limited revenues from its new internet operations, and has only limited assets. There can be no assurance that the Company will generate significant revenues in the future; and there can be no assurance that the Company will operate at a profitable level. See "Description of Business." If the Company is unable to obtain customers and generate sufficient revenues so that it can profitably operate, the Company's business will not succeed. In such event, investors in the Shares may lose their entire cash investment.
	Also the Company and its management do not have significant experience in the internet business, and in particular the on-line gaming business. See "Directors, Officers, Promoters, and Control Persons."

Dependence on the Internet Industry

The Company's business is influenced by the rate of use and expansion in the internet industry. Although this industry, and in particular on-line gaming, have been expanding at a rapid rate in recent years, there is no guarantee that it will continue to do so in the future. Declines in these industries may influence the Company's revenues adversely.

Influence of Other External Factors.

The internet industry, and internet gaming in particular, is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures to be made by the Company will result in commercially profitable business. The marketability of internet gaming will be affected by numerous factors beyond the control of the Company. These factors include market fluctuations, and the general state of the economy (including the rate of inflation, and local economic conditions), which can affect peoples' discretionary spending. Factors which leave less money in the hands of potential clients of the Company will likely have an adverse effect on the Company. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

Regulatory Factors.

	Existing and possible future consumer legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in the activities undertaken in connection with the party planning business, the extent of which cannot be predicted. The U.S. Senate is presenting discussing a proposed bill by Senator Jon Kyl of Arizona which would ban internet gaming in the United States. The passage of such a bill may adversely affect the operation of the Company, including increased costs if certain of the Company operations are then moved to a foreign jurisdiction.
The exact affect of such legislation cannot be predicted until it is in final form. If, however, a federal statute was passed into legislation making Internet gambling illegal, eSportsbet.com is prepared to make the necessary adjustments to continue to operate legally.

Competition.

	The Company may experience substantial competition in its efforts to locate and attract clients. Many competitors in the internet industry, and in particular internet gaming, have greater experience, resources, and managerial capabilities than the Company and may be in a better position than the Company to obtain access to attractive clientele. There are a number of larger companies which will directly compete with the Company. Such competition could have a material adverse effect on the Company's profitability.

Success of Management.

Any potential investor is strongly cautioned that the purchase of these securities should be evaluated on the basis of: (i) the limited diversification of the venture capital opportunities afforded to the Company,
(ii) the high-risk nature and limited liquidity of the Company, and (iii) the Company's ability to utilize funds for the successful development and distribution of revenues as derived by the revenues received by the Company's yet undeveloped portfolio of clients, and any new potentially profitable ventures, among other things. The Company can offer no assurance that any particular client and/or property under its management contract will become successful.

Reliance on Management.

The Company's success is dependent upon the hiring of key administrative personnel. None of the officers or directors, or any of the other key personnel, has any employment or non-competition agreement with the Company. Therefore, there can be no assurance that these personnel will remain employed by the Company. Should any of these individuals cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business and prospects. In addition, management has no experience is managing companies in the same business as the Company.

	In addition, all decisions with respect to the management of the Company will be made exclusively by the officers and directors of the Company. Investors will only have rights associated with minority ownership interest rights to make decision which effect the Company. The success of the Company, to a large extent, will depend on the quality of the directors and officers of the Company. Accordingly, no person should invest in the Shares unless he is willing to entrust all aspects of the management of the Company to the officers and directors.

Use of Proceeds Not Specific.

The proceeds of this offering have been allocated only generally.
Proceeds from the offering have been allocated generally to legal and accounting, and working capital. Accordingly, investors will entrust their funds with management in whose judgment investors may depend, with only limited information about management's specific intentions with respect to a significant amount of the proceeds of this offering. See "Use of Proceeds."

Lack of Diversification.

The size of the Company makes it unlikely that the Company will be able to commit its funds to diversify the business until it has a proven track record, and the Company may not be able to achieve the same level of diversification as larger entities engaged in this type of business.

No Cumulative Voting

Holders of the Shares are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the Shares present at a meeting of shareholders will be able to elect all of the directors of the Company, and the minority shareholders will not be able to elect a representative to the Company's board of directors.

Absence of Cash Dividends

The Board of Directors does not anticipate paying cash dividends on the Shares for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of the Company, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Conflicts of Interest.

The officers and directors have other interests to which they devote substantial time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the business of the Company. As a result, certain conflicts of interest may exist between the Company and its officers and/or directors which may not be susceptible to resolution.
In addition, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations.
All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to the Company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors to the Company, any proposed investments for its evaluation.

Investment Valuation Determined by the Board of Directors.

The Company's Board of Directors is responsible for valuation of the Company's investments. There are a wide range of values which are reasonable for an investment for the Company's services. Although the Board of Directors can adopt several methods for an accurate evaluation, ultimately the determination of fair value involves subjective judgment not capable of substantiation by auditing standards. Accordingly, in some instances it may not be possible to substantiate by auditing standards the value of the Company's investments. The Company's Board of Directors will serve as the valuation committee, responsible for valuing each of the Company's investments. In connection with any future distributions which the Company may make, the value of the securities received by investors as determined by the Board may not be the actual value that the investors would be able to obtain even if they sought to sell such securities immediately after a distribution. In addition, the value of the distribution may decrease or increase significantly subsequent to the distributee shareholders' receipt thereof, notwithstanding the accuracy of the Board's evaluation.

Additional Financing May Be Required.

There is no assurance that additional funds will be available from any source when needed by the Company for expansion; and, if not available, the Company may not be able to expand its operation as rapidly as it could if such financing were available. The proceeds from this offering are expected to be sufficient for the Company to become develop and market it line of services. Additional financing could possibly come in the form of debt/preferred stock. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutive effect on their percentage of stock ownership in the Company. However, the book value of their shares would not be diluted, provided additional shares are sold at a price greater than that paid by investors in this offering. The Company does not anticipate having within the next 12 months any cash flow or liquidity problems

Limited Public Market for Company's Securities.

Prior to the Offering, there has been only a limited public market for the Shares being offered (a total of 15,250,000 as of June 28, 1999). There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and market conditions in the retail, electron commerce, and internet industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Penny Stock Regulations.

The Company's Shares are quoted on the "Electronic Bulletin Board" maintained by the National Quotation Bureau, Inc., which reports quotations by brokers or dealers making a market in particular securities.. The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share. The Company's shares will become subject to rules that impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, broker-dealers must make a special suitability determination for the purpose of such securities and must have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction effected involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker--dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to sell the Company's Shares and may affect the ability of purchasers in the Offering to sell the Company's securities in the secondary market. There is no assurance that a market will develop for the Company's Shares

Forward-Looking Statements.

	This Prospectus contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and as contemplated under the Private Securities Litigation Reform Act of 1995, including statements regarding, among other items, the Company's business strategies, continued growth in the Company's markets, projections, and anticipated trends in the Company's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including those factors described under "Risk Factors" and elsewhere herein In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.

Uncertainty Due to Year 2000 Problem.

	The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect the Company's ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year 2000 issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

The Company currently believes that its systems are Year 2000 compliant in all material respects, its current systems and products may contain undetected errors or defects with Year 2000 date functions that may result in material costs. Although management is not aware of any material operational issues or costs associated with preparing its internal systems for the Year 2000, the Company may experience serious unanticipated negative consequences (such as significant downtime for one or more of its web site properties) or material costs caused by undetected errors or defects in the technology used in its internal systems. Furthermore, the purchasing patterns of advertisers may be affected by Year 2000 issues as companies expend significant resources to correct their current systems for Year 2000 compliance. The Company does not currently have any information about the Year 2000 status of its advertising customers. However, these expenditures may result in reduced funds available for web advertising or sponsorship of web services, which could have a material adverse effect on its business, results of operations, and financial condition. The Company's Year 2000 plans are based on management's best estimates.






LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
AND CONTROL PERSONS

	The names, ages, and respective positions of the directors, officers, and significant employees of the Company are set forth below. All these persons have held their positions since 1998. There are no other persons which can be classified as a promoter or controlling person of the Company. RESUMES

Name                   Age                       Positions
Richard D. Wilk         52                        President, Secretary,
                                                 and Treasurer


 Richard D. Wilk, Age 52, President, Secretary and Director. From 1973 through 1996 Mr. Wilk has been employed by IBM Canada Ltd.
 Mr. Wilk was a vital part of the development of yearly sales plans for OEM HW/SW products.

 Mr. Wilk brings to the Company more than 25 years of experience within the computer, Internet, and gaming industry. Prior to his appointment as CEO of BingoGold, Mr. Wilk work as a marketing director/manager for a number of high profile companies where he consistently surpassed sales quotas adding to the growth and success of each company.


SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.



Title of       Name of Beneficial    Amount and           Percent of Class
Class          Owner (1)             Nature of
                                     Beneficial
                                     Owner

Common Stock   Richard Wilk          100,000                   1.0




(1) None of the Officers, Directors or existing shareholders do not have the right to acquire any amount of the Shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.



DESCRIPTION OF SECURITIES

General Description

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of the Company, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-2. As of the date of this Form SB-2, the Company has 8,416,667 Shares of common stock outstanding.

Non-Cumulative Voting

The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Dividends

The Company does not currently intend to pay cash dividends. The
Company's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the Company.

A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.


Transfer Agent

The Company engages the services of Pacific Stock Transfer Company,
P.O. Box 93385 Las Vegas, Nevada  89193  (702) 361-3033  Fax (702) 732-7890


INTEREST OF NAMED EXPERTS AND COUNSEL

	No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.


DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law,
(iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

The registrant undertakes the following:
	Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


ORGANIZATION WITHIN LAST FIVE YEARS

	The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the registrant.


DESCRIPTION OF BUSINESS
Executive Summary
- - Historical Data

          Bingogold.com, Inc. (the "Company or "Registrant") was incorporated on January 26, 1986 as Vantage, Inc., a Nevada corporation. In 1995, the Company changed its name from Vantage, Inc. to Cofitras Entertainment, Inc. and in 1999 changed its name from Cofitras Entertainment, Inc. to Bingogold.com, Inc.

          In February 1987, the Company closed an initial public offering under the then Rule S-18 Registration format which generated gross proceeds of $175,650. It appears from historical records that the Company was intended as what is sometimes known as a "Blind Pool" offering. That is, management had broad discretion to enter into initially undesignated business activities and employ the proceeds of the offering for those purposes without further shareholder approval.

          In 1988, the Company appears to have entered a "Reverse
 Acquisition" with a stock brokerage firm known as StonePointe
 Financial Services, but which acquisition was fully rescinded by 1989.

          In March 1990, the Company entered into a purchase agreement under which the Company acquired a United States patent dealing with a roof mount for a disk antenna, a patent filed for an antilightning direct burial satellite cable, and certain contracts relating to the patent in exchange for shares of restricted voting common stock which represented a controlling interest in the Company. In December 1990, the Company entered into an exclusive license agreement with a wire manufacturer to manufacture and sell the cable. Thereafter, Company management determined that it would seek other business opportunities due to the lack of sales of its satellite business. No material revenues have been received by the Company from the cable T.V. related technology and the Company now regards the technology as obsolete and of no further value.

          In September 1992, shares of the Company's outstanding common stock were sold pursuant to an Agreement of Purchase and
 Sale of Common Stock. The sale of the shares resulted in a change in the control of the Company.

          The acquiring shareholders transferred various media and entertainment production rights for the majority share acquisition. These media license rights expired in 1993 and the Company has continued after that date without any material assets or business purposes.

          In November 1992, the Company's Board of Directors, as part of the foregoing acquisition, declared a 1 for 5 reverse stock split of its outstanding common stock (no other Company securities were outstanding on the date of the split). All references to shares outstanding herein have been adjusted to reflect the effect of this reverse split, as well as the subsequent reverse split described below, on a retroactive bases.

          Since 1993, the Company has essentially existed as an inactive reporting company without any material assets or business activities. This type of company is commonly referred to as a "public shell" corporation. It should also be noted that for much of the period subsequent to 1993 to the present, management has consisted of a single officer/director. The most recent sole officer/director has been Ms. Christine Green who served from the period of approximately April, 1998 to November, 1998.

          As previously reported in a December 1998 8-K Filing, the Company entered into an agreement for an acquisition of the majority of its outstanding shares in November, 1998. The substance of this November 30, 1998 agreement, which was finally closed as of March 5, 1999, can be outlined as follows:

          1. The Company agreed, effective November 30, 1998, to reverse split its shares on a sixty-to-one (60:1) ratio which essentially resulted in approximately 984,025 shares being deemed to be issued and outstanding.

          2. The Company agreed to issue 8,000,000 reverse split shares to a group of private investors, acting though Mr. Dennis Madsen as their agent, for payment of $30,000 to the Company (subsequently loaned to Ms. Green with obligation now assumed by Mr. Madsen) and a commitment to acquire the majority of the issued and outstanding shares. Mr. Dennis Madsen subsequently became the Secretary/Treasurer of the Company and his son, Damon Madsen, became the President pursuant to the majority share acquisition.

          3. The November 30, 1998 agreement also provided that within 100 days of the agreement, the new shareholders now holding the majority shares pursuant to the November 30, 1998 agreement would acquire from the prior principal shareholder, Eversfield Corporation, acting through its principal agent and attorney in fact, Christine Green, approximately 80% of the otherwise issued and outstanding stock of the Company consisting of approximately 787,200 reverse split shares. This secondary acquisition was completed as of March 5, 1999 as earlier reported.

          4. Ms. Christine Green agreed to conditionally resign on November 30, 1998 pending the completion of the final share acquisition in March, 1999 and voted her majority share position, on behalf of Eversfield Corporation, for the election of Mr. Damon Madsen as a Director, Mr. Gregory Stringham as a Director, and Mr. Dennis Madsen as a Director. These directors, as elected, then appointed themselves as the officers of the
 Company with Mr. Damon Madsen as  President, Mr.   Gregory
 Stringham  as Vice-President,   and  Mr.   Dennis   Madsen  as
 Secretary/Treasurer. This resignation became irrevocable pursuant to the closing on March 5, 1999.

          5. A Notice to Shareholders explaining these transactions, including the completion of the majority share acquisition and reverse split, was mailed to all shareholders of record on or about April 10, 1999, a copy of which is attached to this 10-KSB filing as an Exhibit.

          The net capital gained by the corporation from this transaction is a note payable by Mr. Dennis Madsen to Coftrias (Note Receivable to the Company) for $30,000. Mr. Madsen has advanced a repayment of approximately $2,350 to date on this note for costs related to filing and other securities matters. The note requires repayment to be made no later than December 31, 1999. In the interim, Mr. Dennis Madsen has commited to pay funds as required by the Company. It is anticipated, based upon representations of Mr. Madsen, that the note will be fully paid in a timely manner. For accounting purposes, this $30,000 obligation will be treated as additional capital to be contributed.

          New management is presently engaged in attempting to find suitable merger/acquisition or joint venture candidates for an appropriate business purpose for the corporation. However, no agreement in principle has been entered as to any such merger, acquisition, or other business venture. The Company will file the appropriate 8-K notice when, or if, such an agreement is reached in principle.

                           Business of Issuer

          The Company has no current business operations. The Company's business plan is to seek one or more potential business ventures, such as a merger or acquisition, that, in the opinion of management, may warrant involvement by the Company. The Company recognizes that because of its limited financial, managerial and other resources, the type of suitable potential business ventures which may be available to it will be extremely limited. The Company's principal business objective will be to seek long-term growth potential in the business venture in which it participates rather than to seek immediate, short-term earnings. In seeking to attain the Company's business objective, it will not restrict its search to any particular business or industry, but may participate in business ventures of essentially any kind or nature. It is emphasized that the business objectives discussed are extremely general and are not intended to be restrictive upon the discretion of management.
          The Company will not restrict its search for any specific kind of firms, but may participate in a venture in its preliminary or development stage, may participate in a business that is already in operation or in a business in various stages of its corporate existence. It is impossible to predict, at this stage, the status or terms of any venture in which the Company may participate, in that the venture may need additional capital, may merely desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. In some instances, the business endeavors may involve the acquisition or merger with a corporation which does not need substantial additional cash, but which desires to establish a public trading market for its common stock.

          There is no assurance that the Company will be able to successfully identify and negotiate a suitable potential business venture.

          The Company has no employees. The Company presently maintains its business office at 543 Granville Street, Suite 303, Vancouver,
BC  V6c 1XB


DESCRIPTION OF PROPERTY

The Company does not currently own any property.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.


MARKET FOR COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS.

	The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.


EXECUTIVE COMPENSATION

(a) No officer or director of the Company is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.


FINANCIAL STATEMENTS

The Financial Statements required by Item 310 of Regulation S-B are attached as Exhibit 99.1 to this Form SB-2.


CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

Since the inception of the Company on April 2, 1997, the principal independent accountant for the Company has neither resigned (or declined to stand for reelection) nor been dismissed. The independent accountant for the Company is Brent Davies CPA. Mr. Davies was engaged by the Company on or about December 1, 1999.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information on this item is set forth in Propsectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

	Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."


RECENT SALES OF UNREGISTERED SECURITIES

	None.


EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.


UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a)	(1)  File, during any period in which it offers or sells
securities, a post-effective amendment to this registration statement to:
(i)  Include any prospectus required by section 10(a)(3) of
the Securities Act;
(ii)  Reflect in the prospectus any facts or events which,
individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the
maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii)  Include any additional or changed material
information on the plan of distribution.
(2)  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3)  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
(d) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(e) Insofar as indemnification for liabilities arising under the
Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,
unenforceable.   In the event that a claim for indemnification
against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE OF CONTENTS

                                                 	PAGE #


	INDEPENDENT AUDITORS REPORT	                        1


	ASSETS	                                             2


	LIABILITIES AND STOCKHOLDERS' EQUITY	               3


	STATEMENT OF OPERATIONS	                            4


	STATEMENT OF STOCKHOLDERS' EQUITY                   5


	STATEMENT OF CASH FLOWS  	                          6


	NOTES TO FINANCIAL STATEMENTS	                      7-11





	GAMEWEAVER, INC.
	(A Wholly Owned Subsidiary of Gameweaver.com, Inc.)
	(A Development Stage Company)

	-:-

	INDEPENDENT AUDITOR'S REPORT

	DECEMBER 31, 1999











CONTENTS


Page

Independent Auditor's Report	F - 1

 Balance Sheets
  December 31, 1999 	F - 2

 Statements of Operations for the
  Period November 3, 1999 (inception) to December 31, 1999	F - 3

 Statement of Stockholders' Equity for the
  Period November 3, 1999 (inception) to December 31, 1999	F - 4

 Statements of Cash Flows for the
  Period November 3, 1999 (inception) to December 31, 1999	F - 5

Notes to  Financial Statements	F - 6







INDEPENDENT AUDITOR'S REPORT


GAMEWEAVER, INC.
(A Wholly Owned Subsidiary or Gameweaver.com, Inc.)
(A Development Stage Company)


We have audited the accompanying  balance sheet of Gameweaver, Inc. (A
Wholly Owned Subsidiary or Gameweaver.com, Inc.) (a development stage company) as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the period November 3, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gameweaver, Inc. (A Wholly Owned Subsidiary or Gameweaver.com, Inc.) (a development stage company) as of December 31, 1999, and the results of its operations and its cash flows for the period November 3, 1999 (inception) to December 31, 1999 in conformity with generally accepted accounting principles.

Respectfully submitted

/s/
Brent Davies
Robinson, Hill & Co.
1366 E. Murray, Holladay Rd.
Salt Lake City, Utah  84117

Certified Public Accountants

Salt Lake City, Utah
January 17, 2000

GAMEWEAVER, INC.
(A Wholly Owned Subsidiary or Gameweaver.com, Inc.)
(A Development Stage Company)
 BALANCE SHEETS









                                                              December 31,
                                                                  1999




Assets:

  Cash                                                           $5,000
  Other Assets                                                  300,000
      Total Assets                                             $305,000


Liabilities:                                                     $    -


Stockholders' Equity:
  Common Stock, $.001 Par value
    Authorized 25,000,000 shares,
    Issued 5,000,000 shares at
    December 31, 1999                                             5,000
  Additional Paid in Capital                                    300,585
  Deficit Accumulated During the
    Development Stage                                              (585)
     Total Stockholders' Equity                                 305,000
     Total Liabilities and
       Stockholders' Equity                                    $305,000






The accompanying notes are an integral part of these financial statements.

GAMEWEAVER, INC.
(A Wholly Owned Subsidiary or Gameweaver.com, Inc.)
(A Development Stage Company)
 STATEMENTS OF OPERATIONS





                                               For the Period      Cumulative
                                                 November 3,         since
                                                    1999           inception
                                               (inception)to           of
                                                December 31,       development
                                                    1999              stage
Revenues:                                        $        -        $         -

General and Administrative Expenses                     585                585
Research and Development Expenses                         -                  -

Expenses:                                               585                585

     Net Loss                                         $(585)              $(585)

Basic & Diluted loss per share                        $    -




The accompanying notes are an integral part of these financial statements.

GAMEWEAVER, INC.
(A Wholly Owned Subsidiary or Gameweaver.com, Inc.)
(A Development Stage Company)
 STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD NOVEMBER 3, 1999 (INCEPTION TO DECEMBER 31, 1999







                                                                      Deficit
                                                                     Accumulated
                                                        Additional     During
                    Preferred Stock     Common Stock     Paid in    Development
                     Shares Amount     Shares Amount     Capital       Stage
Balance at November 3,
1999 (inception)          - $    -     -      $    -     $     -    $       -



November 3, 1999 Issuance
of Stock to Officer for start
up and incorporation costs,
and Software              -      -    5,000,00   5,000   300,585            -

Net Loss                  -      -           -       -         -         (585)

Balance at
December 31, 1999         -  $   -    5,000,00  $5,000   $300,585        (585)



The accompanying notes are an integral part of these financial statements.

GAMEWEAVER, INC.
(A Wholly Owned Subsidiary or Gameweaver.com, Inc.)
(A Development Stage Company)
 STATEMENTS OF CASH FLOWS



                                                   For the Period   Cumulative
                                                     November 3,       Since
                                                        1999         Inception
                                                  (Inception)to          of
                                                   December 31,      Development
                                                       1999            Stage
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss                                                 $(585)         $(585)
Common Stock issued for Research & Development               -              -
  Net Cash Used in operating activities                   (585)          (585)

CASH FLOWS FROM INVESTING
ACTIVITIES:
Net cash provided by  investing activities                   -              -

CASH FLOWS FROM FINANCING
ACTIVITIES:
Proceeds from issuance of common stock                   5,585           5,585
Net Cash Provided by Financing Activities                5,585           5,585


Net (Decrease) Increase in
  Cash and Cash Equivalents                              5,000           5,000
Cash and Cash Equivalents
  at Beginning of Period                                     -               -
Cash and Cash Equivalents
  at End of Period                                      $5,000          $5,000



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                         $         -       $       -
  Franchise and income taxes                               $85             $85

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Common Stock exchanged for other assets                $300,000       $300,000


The accompanying notes are an integral part of these financial statements.

GAMEWEAVER, INC.
(A Wholly Owned Subsidiary or Gameweaver.com, Inc.)
(A Development Stage Company)
NOTES TO  FINANCIAL STATEMENTS
FOR THE PERIOD NOVEMBER 3, 1999 (INCEPTION TO DECEMBER 31, 1999

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of accounting policies for Gameweaver, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Basis of Presentation

The Company was incorporated under the laws of the State of Nevada on November 3, 1999. On November 5, 1999 the Company became a wholly owned subsidiary of Gameweaver.com, Inc. (a Nevada corporation). The Company is in the development stage, and has not commenced planned principal operations.

Nature of Business

The company has no products or services as of December 31, 1999. The Company was organized as a vehicle to seek merger or acquisition candidates. The Company intends to acquire interests in various business opportunities, which in the opinion of management will provide a profit to the Company

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.





GAMEWEAVER, INC.
(A Wholly Owned Subsidiary or Gameweaver.com, Inc.)
(A Development Stage Company)
NOTES TO  FINANCIAL STATEMENTS
FOR THE PERIOD NOVEMBER 3, 1999 (INCEPTION TO DECEMBER 31, 1999
(Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Loss per Share

The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:











                                                                       Per-Share
                                           Income       Shares          Amount
                                         (Numerator)  (Denominator)





                                  For the Period November 3, 1999 (inception)to
                                                 December 31, 1999
Basic Loss per Share
Loss to common shareholders                  $(585)       5,000,000     $    -



The effect of outstanding common stock equivalents would be anti-dilutive for December 31, 1999 and are thus not considered.


NOTE 2 - INCOME TAXES

As of December 31, 1999, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $500 that may be offset against future taxable income through 2019. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

NOTE 3 - DEVELOPMENT STAGE COMPANY

The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.


GAMEWEAVER, INC.
(A Wholly Owned Subsidiary or Gameweaver.com, Inc.)
(A Development Stage Company)
NOTES TO  FINANCIAL STATEMENTS
FOR THE PERIOD NOVEMBER 3, 1999 (INCEPTION TO DECEMBER 31, 1999
(Continued)


NOTE 4 - COMMITMENTS

As of December 31, 1999 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 5 - OTHER ASSETS

Other assets consist of all rights both tangible and intangible of the domain name gameweaver.com and structural design of the software and concepts to be implemented.






SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on August 4, 1999.

BINGOGOLD.COM, INC.


By: /s/    __________
Richard D. Wilk, President








































F - 2